Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of July 6, 2005, is by and among GREAT LAKES DREDGE & DOCK COMPANY, a New Jersey corporation (the “Borrower”), GREAT LAKES DREDGE & DOCK CORPORATION, a Delaware corporation (the “Guarantor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Lender”).

W I T N E S S E T H :

WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of December 17, 2003 (as amended by that certain First Amendment to Credit Agreement and Guaranty dated as of September 30, 2004 and as otherwise amended, restated, supplemented or modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lender has extended the Loan to the Borrower; and

WHEREAS, the Borrower and the Lender desire to amend the Credit Agreement under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms.  Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

2.             Amendment to Credit Agreement.  Section 5.2(r)(iii)(i) of the Credit Agreement is hereby amended by deleting the ratio “3.00 to 1.00” appearing opposite the period “April 1, 2005 through and including June 30, 2005” in the table appearing in such section and replacing such ratio with the ratio “3.30 to 1.00”.

3.             Representations and Warranties.  In order to induce the Lender to enter into this Agreement, the Borrower and the Guarantor hereby represent and warrant to the Lender, in each case after giving effect to this Agreement, as follows:

(a)           Each of the Borrower and the Guarantor has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

(b)           This Agreement constitutes each of the Borrower’s and the Guarantor’s legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

(c)           The execution, delivery and performance of this Agreement by the Borrower and the Guarantor does not and will not violate such party’s certificate or articles of incorporation (as applicable) or by-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to the Borrower or the Guarantor or any contractual provision to which the Borrower or the Guarantor is a party or to which the Borrower or the Guarantor or any of their respective properties is subject.

(d)           No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the execution, delivery and performance by the Borrower or the Guarantor of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

(e)           No Event of Default or Default exists under the Credit Agreement or would exist after giving effect to this Agreement.

4.             Miscellaneous.  The parties hereto hereby further agree as follows:

(a)           Payment of Fees and Costs.  The Borrower hereby agrees to pay (i) an amendment fee in the amount of $15,356 (the “Amendment Fee”) and (ii) all reasonable out-of-pocket costs and expenses (evidenced by invoices in reasonable detail) incurred by the Lender (including the reasonable fees and expenses of its counsel) in connection with the preparation, execution and delivery of this Agreement.  This Agreement shall not be effective until the Borrower shall have  (i) paid the Amendment Fee to the Lender and (ii) paid to Lender’s counsel the fees set forth on that certain invoice dated June 30, 2005.

(b)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart.

(c)           Headings.  Headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(d)           Integration.  This Agreement, the other agreements and documents executed and delivered pursuant to this Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

(e)           Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

(f)            Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Guarantor and the Lender and their respective successors and assigns.  Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Guarantor and the Lender and their respective successors and permitted assigns.

(g)           Amendment; Waiver.  The parties hereto agree and acknowledge that nothing contained in this Agreement in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed.  Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any rights, power or remedy of the Lender under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document.  No delay on the part of the Lender in exercising any of its rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute an amendment thereof.  On and after the Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 7.1 of the Credit Agreement.

(h)           Reaffirmation of Guaranty.  The Guarantor acknowledges receipt of a copy of this Agreement, consents to this Agreement and each of the transactions referenced in this Agreement and hereby reaffirms its obligations under the Guaranty.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

GREAT LAKES DREDGE & DOCK COMPANY

By:	/s/ Leslie A. Braun
Name:	Leslie A. Braun
Title:	Secretary

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/ Leslie A. Braun
Name:	Leslie A. Braun
Title:	Secretary

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Frederik W. Aase
Name:	Frederik W. Aase
Title:	Duly Authorized Signatory